SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             February 26, 2004
                                                  ------------------------------

                     FIRST LITCHFIELD FINANCIAL CORPORATION
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               (Exact name of Registrant as Specified in Charter)

 Delaware                              0-28815                   06-1241321
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State or other Jurisdiction    (Commission File Number)      (IRS Employer
of Incorporation)                                            Identification No.)


 13 North Street, Litchfield, Connecticut                                06759
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(Address of Principal Executive Offices)                              (Zip Code)


Registrants telephone number, including area code:     (860) 567-8752
                                                    ----------------------------


 N/A
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                   (Former Name or Former Address, if Changed Since Last Report)

Form 8-K, Current Report
First Litchfield Financial Corporation

Item 5. Other Events.
        ------------

     a.   Director Retirement.
          --------------------

     At the February 26th Meeting of the Board of Directors, Bernice D. Fuessenich announced her retirement from the Board effective February 26, 2004.

     Ms. Fuessenich of Litchfield, was elected to the Board of the Bank in 1978 and the Company in 1988. During her tenure as a director of the Bank, the Bank established the holding company, First Litchfield Financial Corporation. During her 25 years of service on the Bank's Board, The First National Bank of Litchfield grew from a three-branch bank with assets of $64 million, to a six-branch institution with assets totaling approximately $307,500 million. Ms. Fuessenich is a realtor for Klemm Real Estate, Inc. in Litchfield.

     b.   Cash Dividend.
          -------------

     The Board of Directors of First Litchfield Financial Corporation declared a $0.12 per share quarterly cash dividend at their February 26, 2004 Board Meeting.

     The quarterly cash dividend will be paid on April 26, 2004 to stockholders of record as of March 10, 2004.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated: February 26, 2004              FIRST LITCHFIELD FINANCIAL CORPORATION



                                       By /s/ Joseph J. Greco
                                         ---------------------------------------
                                           Joseph J. Greco
                                           President and Chief Executive Officer




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